Exhibit 5.1
[Letterhead of Armstrong Teasdale LLP]

June 29, 2012

Reliance Bancshares, Inc. 10401 Clayton Road Frontenac, Missouri 63131

We have acted as counsel to Reliance Bancshares, Inc., a Missouri corporation (the “Company”), in connection with the filing by the Company with the U.S. Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), for the registration of the offer and sale of 100,000 shares of Company's Class A common stock, $0.25 par value per share, (collectively the “Shares”), which may be issued under the Company's Amended and Restated 2005 Employee Stock Purchase Plan (the “Plan”).

We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officers of the Company and of public officials and such other instruments as we have deemed necessary or appropriate as a basis for the opinion expressed herein. In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to or reviewed by us.

Based upon and subject to the foregoing and to the other qualifications set forth herein, we are of the opinion that:

1.    The issuance of the Shares pursuant to the Plan has been lawfully and duly authorized by the Company; and

2.    When the Shares have been issued and delivered in accordance with the terms of the Plan and any applicable award or other agreement properly granted or entered into thereunder, and to the extent required thereby, consideration received therefore, the Shares will be legally issued, fully paid and nonassessable.

In rendering the foregoing opinion, we express no opinion as to the laws of any jurisdiction other than the General and Business Corporation Law of Missouri.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Armstrong Teasdale LLP